UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2010, DISH Network Corporation (“DISH Network”) held its Annual Meeting of Shareholders (“Annual Meeting”).  The following matters were voted upon at the Annual Meeting:

a.
The election of James DeFranco, Cantey Ergen, Charles W. Ergen, Steven R. Goodbarn, Gary S. Howard, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2011 annual meeting of shareholders or until his or her respective successor shall be duly elected and qualified; and

b.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

All matters voted on at the Annual Meeting were approved.  The voting results were as follows:

	Votes
	For	Against/ Withheld	Abstain	Broker Non-Votes
Election as directors:
James DeFranco.................................................................................................................	2,495,121,069	52,357,721	-	11,415,185
Cantey Ergen......................................................................................................................	2,495,113,003	52,365,787	-	11,415,185
Charles W. Ergen...............................................................................................................	2,503,475,067	44,003,723	-	11,415,185
Steven R. Goodbarn..........................................................................................................	2,539,296,403	8,182,387	-	11,415,185
Gary S. Howard..................................................................................................................	2,539,095,207	8,383,583	-	11,415,185
David K. Moskowitz.........................................................................................................	2,477,483,974	69,994,816	-	11,415,185
Tom A. Ortolf.....................................................................................................................	2,539,152,018	8,326,772	-	11,415,185
Carl E. Vogel.......................................................................................................................	2,472,689,540	74,789,250	-	11,415,185

Ratification of the appointment of KPMG LLP as our independent registered
public accounting firm for the fiscal year ending December 31, 2010...................	2,556,542,299	2,315,487	36,189	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 6, 2010	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary